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                                                                 EXHIBIT 23.1.6


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 29, 1998 with respect to the financial statements of Sibson & Company, L.P., and Subsidiaries, included in the Pre-effective Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Nextera Enterprises, Inc., for the registration of shares of its Class A common stock.


                                                 /s/ FARKOUH, FURMAN & FACCIO

                                                 CERTIFIED PUBLIC ACCOUNTANTS



New York, New York
March 12, 1999